Global Crossing Announces
Consolidated Third Quarter Results

FOR IMMEDIATE RELEASE: WEDNESDAY, NOVEMBER 9, 2005

Florham Park, NJ — Global Crossing (NASDAQ: GLBC) today reported financial and operational results for the third quarter of 2005.

Highlights

Global Crossing’s year-over-year improvement shows continued execution of its business transformation initiatives. The company’s “invest and grow” revenue — that is, revenue from Global Crossing’s core businesses serving global enterprises, collaboration and carrier data customers through direct and indirect channels — grew by 2 percent to $269 million in the third quarter, reflecting data and conferencing revenue growth of 7 percent. “Invest and grow” revenue generated outside of the company’s UK business continued to strengthen, with a $15 million or 10 percent increase year over year. “Invest and grow” Adjusted Gross Margin grew 8 percent to $143 million.

The company also continued efforts to drive the business closer to profitability, yielding a 30-percent decline in cost of access year over year. Improvements in the company’s revenue mix, lower wholesale voice volumes and network efficiencies contributed to the lower costs.

“We continue to meet our targets, demonstrating momentum as we become the premier network services provider, serving our carrier and enterprise customers with global converged IP services,” said John Legere, Global Crossing’s chief executive officer. “We’ve extended our reach into 12 key markets in mainland China through an agreement with CPCNet, and we became the first global VoIP provider rated as ‘SIP-compliant’ by Avaya. Our focus on delivering converged IP services is unwavering.”

Global Crossing carried close to seven billion minutes of Voice over Internet Protocol (VoIP) traffic during the third quarter, comprising 64 percent of the company’s voice traffic. Since the end of 2004, Global Crossing’s IP traffic has increased from 90 Gbps to 122 Gbps. Global Crossing’s IP VPN traffic, which supports converged IP solutions for enterprise customers around the world, grew 300 percent on an annualized basis, highlighting the increased uptake in these scalable, high-performance solutions by the company’s customers.

Product and service news during the third quarter included Global Crossing’s E911 offer for VoIP service providers, supporting the ongoing adoption of VoIP in the marketplace. In October the company announced the deployment of IPv6 in its global network. This powerful standard, the adoption of which has been mandated by the U.S. government, simplifies mobile networking and lays the groundwork for the deployment and adoption of next-generation IP-based applications. Global Crossing also released a number of key enhancements to its flagship IP VPN service in October, delivering an increasingly powerful and versatile solution for businesses, and it announced expansion of its telecommunications license in Mexico. The license now permits the company to sell international and domestic long-distance services directly to Mexican-based businesses and carriers, opening the door to the possibility of delivering VoIP services to this important market.

Revenue and Margin
Revenue for the third quarter of 2005 was $481 million, representing a year-over-year decline of 22 percent and well ahead of the trajectory required to meet the company’s revenue guidance. “Invest and grow” revenue grew by 2 percent year over year to $269 million, while wholesale voice revenue declined 41 percent to $189 million.

“Our goal in transforming Global Crossing’s business was to achieve higher margins by focusing on the higher-quality IP revenue for which our network was built,” continued Mr. Legere. “Today’s results are good news for Global Crossing, showing solid performance in our area of focus. Our business transformation is on track.”

Adjusted Gross Margin (defined in the tables that follow) as a percentage of revenue was 36 percent in the third quarter of 2005, compared to 30 percent in the third quarter of 2004. Adjusted Gross Margin dollars were $175 million, compared to $185 million in the third quarter of 2004 — a 5 percent decline compared to the 22 percent decline in revenue. On a year-to-date basis, Adjusted Gross Margin dollars increased 3 percent, while revenue declined 21 percent.

Adjusted Gross Margin in the “invest and grow” category was $143 million in the third quarter of 2005, representing 8 percent year-over-year growth.

Outside of cost of access expense, the company reduced its sales, general and administrative expense by $17 million year over year to $195 million in the third quarter, while costs of equipment sales increased by $5 million during the same time period.

Earnings
For the third quarter of 2005, Adjusted EBITDA (as defined in the tables that follow) was reported at a loss of $33 million, compared with a loss of $35 million in the third quarter of 2004.

Consolidated loss applicable to common shareholders in the third quarter of 2005 was $95 million, compared to a loss of $96 million in the third quarter of 2004.

Cash and Liquidity
As of September 30, 2005, unrestricted cash and cash equivalents were $260 million. Restricted cash was $23 million. Global Crossing used $45 million of cash in the third quarter, including $19 million of cash for capital expenditures and capital leases.

Guidance
Below is a summary of the specific financial guidance for 2005 provided on March 16, 2005 and year-to-date results for the first three quarters of the year.

	2005 Guidance	Year-to-Date
Metric	($ in millions)	Performance
Revenue	$1,800 — $1,950	$1,506

“Invest and Grow” Revenue	$1,120 — $1,195	$816

Wholesale Voice Revenue	$615 — $685	$605

Harvest/Exit Revenue	$65 — $70	$85

Adjusted Gross Margin Percentage	36% — 41%	38%

“Invest and Grow” Adjusted Gross Margin	$504 — $717	$440

Wholesale Voice Adjusted Gross Margin	$68 — $103	$82

Harvest/Exit Adjusted Gross Margin	$18 — $25	$47

Adjusted EBITDA	($145 — $115)	($88)

Cash Use	($180 — $150)	($105)

Cash from Assets/IRU’s/Marketable Securities	$60 — $80	$75

Capital Expense/Capital Leases	$95 — $100	$72

Pursuant to the Securities and Exchange Commission’s (SEC’s) Regulation G, the attached schedules include definitions of Global Crossing’s Adjusted EBITDA and Adjusted Gross Margin measures, as well as reconciliations of such measures to the most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).

Conference Call
The company will hold a conference call for Wednesday, November 9, 2005 at 9:00 a.m. EST to discuss its financial results. The call may be accessed at +1 212-896-6121 or +44 (0) 870-001-3135. Callers are advised to access the call 15 minutes prior to the start time. A Webcast will also be available at http://www.globalcrossing.com/xml/investors/index.xml.

A replay of the call will be available on Wednesday, November 9, 2005 beginning at 11:00 a.m. EST and will be accessible until Wednesday, November 16, 2005 at 11:00 a.m. EST. The replay may be accessed by dialing +1 402-977-9140 or +1 800-633-8284 and entering reservation 21266134. Callers in the UK can dial +44 (0) 870-000-3081 or 0800-692-0831 and enter reservation number 21266134.

ABOUT GLOBAL CROSSING
Global Crossing (NASDAQ: GLBC) provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities and 30 countries worldwide, and delivers services to nearly 600 major cities, 60 countries and 6 continents around the globe. The company’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com <http://www.globalcrossing.com> for more information about Global Crossing.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause the actual results to differ materially, including the company’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; legal and contractual restrictions on the inter-company transfer of funds by the company’s subsidiaries; the company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company’s Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to the company’s substantial international operations; risks arising out of the company’s material weaknesses in internal controls and possible difficulties and delays in improving such controls; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; exposure to unreserved contingent liabilities; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:
Press Contacts
Becky Yeamans
+ 1 973 937 0155
PR@globalcrossing.com

Tisha Kresler
+ 1 973 937 0146
PR@globalcrossing.com

Kendra Langlie
Latin America
+ 1 305 808 5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 1256 732 866
EuropePR@globalcrossing.com

Analysts/Investors Contact
Laurinda Pang
+ 1 800 836 0342
glbc@globalcrossing.com

6 PAGES OF FINANCIAL INFORMATION TO FOLLOW

Table 1

Global Crossing Limited and Subsidiaries
Summary of Consolidated Revenues, Cost of access, and Adjusted Gross Margin (unaudited)
($ in millions)
	Quarter Ended September 30, 2005			Quarter Ended June 30, 2005			Quarter Ended September 30, 2004
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

Revenues:
Enterprise, carrier data and indirect channels	$102	$167	$269	$110	$164	$274	$112	$152	$264
Wholesale voice	—	189	189	1	196	197	5	313	318
Consumer voice, small business group and trader voice	—	23	23	—	28	28	—	38	38
Consolidated revenues	$102	$379	$481	$111	$388	$499	$117	$503	$620

Cost of access:
Enterprise, carrier data and indirect channels	$(28)	$(98)	$(126)	$(34)	$(92)	$(126)	$(36)	$(95)	$(131)
Wholesale voice	—	(170)	(170)	(1)	(171)	(172)	(4)	(282)	(286)
Consumer voice, small business group and trader voice	—	(10)	(10)	—	(13)	(13)	—	(18)	(18)
Consolidated cost of access	$(28)	$(278)	$(306)	$(35)	$(276)	$(311)	$(40)	$(395)	$(435)

Adjusted Gross Margin:
Enterprise, carrier data and indirect channels	$74	$69	$143	$76	$72	$148	$76	$57	$133
Wholesale voice	—	19	19	—	25	25	1	31	32
Consumer voice, small business group and trader voice	—	13	13	—	15	15	—	20	20
Consolidated Adjusted Gross Margin	$74	$101	$175	$76	$112	$188	$77	$108	$185

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd.

Table 2

Global Crossing Limited and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
($ in millions)
	Quarter Ended September 30, 2005			Quarter Ended June 30, 2005			Quarter Ended September 30, 2004
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

REVENUES	$102	$379	$481	$111	$388	$499	$117	$503	$620
Cost of revenue
Cost of access	(28)	(278)	(306)	(35)	(276)	(311)	(40)	(395)	(435)
Cost of equipment sales	(11)	(2)	(13)	(11)	(4)	(15)	(7)	(1)	(8)
Total cost of revenue	(39)	(280)	(319)	(46)	(280)	(326)	(47)	(396)	(443)
Selling, general and administrative	(31)	(164)	(195)	(43)	(157)	(200)	(42)	(170)	(212)
Depreciation and amortization	(10)	(26)	(36)	(9)	(24)	(33)	(10)	(35)	(45)
OPERATING INCOME (LOSS)	22	(91)	(69)	13	(73)	(60)	18	(98)	(80)
OTHER INCOME (EXPENSE)
Interest expense, net	(12)	(9)	(21)	(14)	(9)	(23)	(2)	(8)	(10)
Other income (expense), net	(5)	4	(1)	—	12	12	1	(1)	—

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	5	(96)	(91)	(1)	(70)	(71)	17	(107)	(90)
Gain on preconfirmation contingencies	—	9	9	—	10	10	—	5	5
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	5	(87)	(82)	(1)	(60)	(61)	17	(102)	(85)
Provision for income taxes	(3)	(17)	(20)	(2)	(13)	(15)	(1)	(5)	(6)

INCOME (LOSS) FROM CONTINUING OPERATIONS	2	(104)	(102)	(3)	(73)	(76)	16	(107)	(91)
Discontinued operations, net of income tax	—	8	8	—	1	1	—	(4)	(4)

NET INCOME (LOSS)	2	(96)	(94)	(3)	(72)	(75)	16	(111)	(95)
Preferred stock dividends	—	(1)	(1)	—	(1)	(1)	—	(1)	(1)
INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$2	$(97)	$(95)	$(3)	$(73)	$(76)	$16	$(112)	$(96)

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd.

Table 3

Global Crossing Limited and Subsidiaries
Condensed Consolidated Balance Sheets
($ in millions)
	September 30,		June 30,	December 31,
	2005		2005	2004
	(unaudited)		(unaudited)
ASSETS:
Current assets:
	$			$
Cash and cash equivalents		260	$305		365
Restricted cash and cash equivalents		5	7		4
Accounts receivable, net		254	233		298
Prepaid assets and other current assets		90	109		98
Total current assets		609	654		765
Property and equipment, net		978	1,002		1,065
Intangible assets, net		—	—		14
Other assets		84	91		87
	$			$
Total assets		1,671	$1,747		1,931

LIABILITIES:
Current liabilities:
	$			$
Accounts payable		172	$136		136
Accrued cost of access		161	174		194
Accrued restructuring costs — current portion		32	35		44
Deferred revenue — current portion		76	67		81
Other current liabilities		362	401		367
Total current liabilities		803	813		822
Debt with controlling shareholder		256	250		250
Long-term debt		380	385		396
Obligations under capital leases		66	70		90
Deferred revenue		130	125		135
Accrued restructuring costs		90	101		106
Other deferred liabilities		85	74		81
Total liabilities		1,810	1,818		1,880

Total shareholders’ equity (deficit)		(139)	(71)		51

	$			$
Total liabilities and shareholders’ equity (deficit)		1,671	$1,747		1,931

Table 4

Global Crossing Limited and Subsidiaries
Condensed Consolidated Statement of Cash Flows
($ in millions)
		Quarter Ended
	September 30,	June 30.	September 30,
	2005	2005	2004
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	$(94)	$(75)	$(95)
Loss (income) from discontinued operations	(8)	(1)	4
(Gain) loss on sale of property and equipment	—	(5)	2
Gain on sale of marketable securities	—	(2)	—
Gain on sale of assets	—	(14)	—
Non cash income tax provision	17	11	3
Non cash stock compensation expense	14	12	7
Depreciation and amortization	36	33	45
Provision for doubtful accounts	7	—	5
Amortization of prior period IRUs	(1)	(1)	(1)
Deferred reorganization costs	(2)	(4)	(26)
Gain on pre-confirmation contingencies	(9)	(10)	(5)
Other	1	14	1
Changes in operating assets and liabilities	6	43	49

Net cash provided by (used in) operating activities from continuing operations	(33)	1	(11)
Net cash provided by discontinued operations	—	—	(14)
Net cash provided by (used in) operating activities	(33)	1	(25)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(14)	(22)	(23)
Proceeds from sale of property and equipment	—	—	(1)
Proceeds from sale of discontinued operations	5	—	1
Proceeds from sale of marketable securities	4	1	7
Proceeds from sale of assets	—	55	—
Change in restricted cash and cash equivalents	—	(1)	10

Net cash provided by (used in) investing activities	(5)	33	(6)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Proceeds from short term debt with controlling shareholder	—	—	40
Repayment of capital leases	(5)	(4)	(3)
Finance and organization costs incurred	—	(1)	(2)
Proceeds from exercise of stock options	—	1	—

Net cash provided by (used in) financing activities	(5)	(4)	35

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2)	(2)	(2)

	.
NET DECREASE IN CASH AND CASH EQUIVALENTS	(45)	28	2
CASH AND CASH EQUIVALENTS, beginning	305	277	86

	$	$	$
CASH AND CASH EQUIVALENTS, end of period	260	305	88

Table 5

Pursuant to the SEC’s Regulation G, the following table provides a reconciliation of Adjusted EBITDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial metric, to net income, which is the most directly comparable GAAP measure. Global Crossing’s calculation of its Adjusted EBITDA measure may not be consistent with EBITDA measures of other companies. Management believes that Adjusted EBITDA is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. Adjusted EBITDA is an important aspect of the company’s internal reporting and is also used by the investment community in assessing financial performance. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. As some investors hold separate securities in the form of senior notes issued by Global Crossing (UK) Finance Plc, the company has provided the following information on Adjusted EBITDA contribution from the GCUK subsidiary.

Global Crossing Limited
Reconciliation of Adjusted EBITDA to Net Loss (unaudited)
($ in millions)
	Quarter Ended September 30, 2005			Quarter Ended June 30, 2005			Quarter Ended September 30, 2004
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

Adjusted EBITDA	$32	$(65)	(33)	$22	$(49)	$(27)	$28	$(63)	$(35)
Depreciation and amortization	(10)	(26)	(36)	(9)	(24)	(33)	(10)	(35)	(45)
Interest (expense), net	(12)	(9)	(21)	(14)	(9)	(23)	(2)	(8)	(10)
Other income (expense), net	(5)	4	(1)	—	12	12	1	(1)	—
Gain on pre-confirmation contingencies	—	9	9	—	10	10	—	5	5
Income tax provision	(3)	(17)	(20)	(2)	(13)	(15)	(1)	(5)	(6)
Discontinued operations, net of income tax	—	8	8	—	1	1	—	(4)	(4)
Preferred stock dividends	—	(1)	(1)	—	(1)	(1)	—	(1)	(1)

Net income (loss) applicable to common shareholders	$2	$(97)	$(95)	$(3)	$(73)	$(76)	$16	$(112)	$(96)

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd.

Definitions:

Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, other income/ (expense), gain on pre-confirmation contingencies, reorganization items, net income from discontinued operations, and preferred stock dividends for the consolidated business of Global Crossing.

Table 6

Pursuant to the SEC’s Regulation G, the following table provides a reconciliation of Adjusted Gross Margin, which is considered a non-GAAP financial metric, to gross margin, which is the most directly comparable GAAP measure. Adjusted Gross Margin is presented in light of an income statement reclassification reflected in the company’s third quarter 2005 financial statements which could make inter-period comparisons of gross margin more difficult. Specifically, cost of equipment sales, which was $13 million in the third quarter of 2005 and represents the cost of equipment sold to managed services, collaboration services, and system integrators customers, has been reclassified such that it is now included in cost of revenue and therefore reduced gross margin. In prior periods, these expenses were classified as other operating expenses and did not impact the gross margin calculation. Adjusted Gross Margin should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Global Crossing Limited and Subsidiaries
Reconciliation of Adjusted Gross Margin to Gross margin (unaudited)
($ in millions)
	Quarter Ended September 30, 2005			Quarter Ended June 30, 2005			Quarter Ended September 30, 2004
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

Adjusted Gross Margin:
Enterprise, carrier data and indirect channels	$74	$69	$143	$76	$72	$148	$76	$57	$133
Wholesale voice	—	19	19	—	25	25	1	31	32
Consumer voice, small business group and trader voice	—	13	13	—	15	15	—	20	20
Consolidated Adjusted Gross Margin	$74	$101	$175	$76	$112	$188	$77	$108	$185

Cost of equipment sales:
Enterprise, carrier data and indirect channels	(11)	(2)	(13)	(11)	(4)	(15)	(7)	(1)	(8)
Wholesale voice	—	—	—	—	—	—	—	—	—
Consumer voice, small business group and trader voice	—	—	—	—	—	—	—	—	—
Consolidated cost of equipment sales	$(11)	$(2)	$(13)	$(11)	$(4)	$(15)	$(7)	$(1)	$(8)

Gross margin:
Enterprise, carrier data and indirect channels	$63	$67	$130	$65	$68	$133	$69	$56	$125
Wholesale voice	—	19	19	—	25	25	1	31	32
Consumer voice, small business group and trader voice	—	13	13	—	15	15	—	20	20
Consolidated gross margin	$63	$99	$162	$65	$108	$173	$70	$107	$177

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd.

Definitions:

Adjusted Gross Margin is revenue minus cost of revenue, plus cost of equipment sales.